Exhibit 99.3

                                                                  Exhibit A to
                                                 Securities Purchase Agreement



                              THE FINOVA GROUP INC.

                     CERTIFICATE OF DESIGNATION, PREFERENCES
                    AND RELATIVE, PARTICIPATING, OPTIONAL AND
                     OTHER SPECIAL RIGHTS OF PREFERRED STOCK
                       AND QUALIFICATIONS, LIMITATIONS AND
                              RESTRICTIONS THEREOF

                            ------------------------

                              SERIES B CONVERTIBLE
                                 PREFERRED STOCK
                                       AND
                              SERIES C CONVERTIBLE
                                 PREFERRED STOCK

                            ------------------------

                         Pursuant to Section 151 of the
                        Delaware General Corporation Law

                            ------------------------

                     THE FINOVA GROUP INC. (the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies that pursuant to the provisions of Section 151 of the Delaware General Corporation Law, its Board of Directors, [by unanimous written consent], dated ___________, 200_ adopted the following resolution, which resolution remains in full force and effect as of the date hereof:

                     WHEREAS, the Board of Directors of the Company is authorized, within the limitations and restrictions stated in the Restated Certificate of Incorporation, to fix by resolution or resolutions the designation of preferred stock and the powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the Delaware General Corporation Law; and

                     WHEREAS, it is the desire of the Board of Directors of the Company, pursuant to its authority as aforesaid, to authorize and fix the terms of (i) a series of preferred stock to be designated the Series B Convertible Preferred Stock of the Company and (ii) a series of preferred stock to be designated the Series C Convertible Preferred Stock of the Company, and the number of shares constituting each such series preferred stock.



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                     NOW, THEREFORE, BE IT RESOLVED, that there is hereby
authorized the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock on the terms and with the provisions herein set forth:
















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
                  I. TERMS, PREFERENCES, RIGHTS AND LIMITATIONS

                                       of

                      SERIES B CONVERTIBLE PREFERRED STOCK

                                       of

                              THE FINOVA GROUP INC.

                     The relative rights, preferences, powers, qualifications, limitations and restrictions granted to or imposed upon the Series B Convertible Preferred Stock or the holders thereof are as follows:

                     1. Definitions. For purposes of this Designation, the following definitions shall apply:

                     "Actual Gain" has the meaning set forth in Section 5(e) hereof.

                     "Actual Loss" has the meaning set forth in Section 5(e) hereof.

                     "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                     "After-Tax Gain" has the meaning set forth in Section 5(e) hereof.

                     "After-Tax Loss" has the meaning set forth in Section 5(e) hereof.

                     "Baseline" has the meaning set forth in Section 5(e) hereof.

                     "Board" shall mean the Board of Directors of the Company.

                     "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                     "Common Special Distribution" means the distribution to be made to the certain holders of Common Stock of record on the record date established for the distribution if the Sharing Amount results in an Upside Distribution, as contemplated by Section 5.

                     "Common Stock" shall mean the Common Stock, par value $0.01 per share, of the Company.

                     "Company" shall mean The FINOVA Group Inc., a Delaware corporation.

                     "Continuing Directors" has the meaning ascribed thereto in the Purchase Agreement.


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
                     "Conversion Period" has the meaning set forth in Section 8(a) hereof.

                     "Conversion Price" shall mean as of any date of measurement, the amount computed by dividing the Liquidation Preference as of such date by the number of shares of Common Stock into which one share of Series B Convertible Preferred Stock is convertible as of such date determined in accordance with Section 8 hereof.

                     "Conversion Ratio" has the meaning set forth in Section 8 hereof.

                     "Convertible Preferred Stock" shall refer to the Series B Convertible Preferred Stock and to the Series C Convertible Preferred Stock of the Company.

                     "Current Market Price," when used with reference to shares of Common Stock or other securities on any date, shall mean the average of the daily market prices for the five consecutive Trading Days before such date. The daily market price for each such Trading Day shall be (i) the last sale price on such day on the principal stock exchange or the NASDAQ National Market on which such Common Stock is then listed or admitted to trading, (ii) if no sale takes place on such day on any such exchange or market, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange or market, (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange or such market, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by NASDAQ or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or
(v) if there is no such firm, as furnished by any member of the National Association of Securities Dealers ("NASD") selected mutually by the Required Holders and Company or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by the Required Holders and one of which shall be selected by Company.

                     "Dividend Payment Date" shall have the meaning set forth in
Section 4 hereof.

                     "Dividend Rate" shall mean 14% per annum, compounded quarterly calculated on a 360 day per year basis, based on the actual number of days elapsed.

                     "Downside Distribution" has the meaning set forth in
Section 5(e) hereof.

                     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such similar Federal statute.

                     "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction, with neither being under any compulsion to buy or sell.


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
                     "Fully Diluted Equity" has the meaning set forth in Section 5(e) hereof.

                     "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

                     "Junior Securities" shall have the meaning set forth in
Section 3(b).

                     "Leucadia" shall mean Leucadia National Corporation and its successors and Affiliates.

                     "Liquidation Preference" shall mean the sum of (i) $250.00 per share of Series B Convertible Preferred Stock, and (ii) the aggregate of all declared and unpaid dividends and all accrued and unpaid dividends in respect of a share of Series B Convertible Preferred Stock calculated in accordance with
Article 4 hereof.

                     "Old S/H Ownership" has the meaning set forth in Section 5(e) hereof.

                     "Other Equity" has the meaning set forth in Section 5(e) hereof.

                     "Other Equity Ownership" has the meaning set forth in
Section 5(e) hereof.

                     "Other Equity Special Distribution" means the distribution to be made to the holders of the Convertible Preferred Stock of record on the record dated established for the distribution and to the Purchaser with respect to the Warrant if the Sharing Amount results in a Downside Distribution, as contemplated by Section 5.

                     "Original Issue Date" shall mean the date of the original issuance of shares of Series B Convertible Preferred Stock.

                     "Parity Securities" shall have the meaning set forth in
Section 3(b).

                     "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

                     "Portfolio" has the meaning set forth in Section 5(e) hereof.

                     "Preferred Ownership" has the meaning set forth in Section 5(e) hereof.

                     "Preferred Percentage of Other Equity" has the meaning set forth in Section 5(e) hereof.

                     "Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of December 20, 2000, by and among the Company and Purchaser named therein, as it may be amended from time to time, a copy of which is on file at the principal office of the Company.

                     "Purchaser" shall mean Leucadia National Corporation.


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
                     "Purchaser Designees" has the meaning ascribed thereto in the Purchase Agreement.

                     "Required Holders" shall mean the holders of at least of a majority of the outstanding shares of Convertible Preferred Stock, determined as if both the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock constituted only one series of preferred stock.

                     "Rights Offering" shall have the meaning ascribed thereto in the Purchase Agreement.

                     "Rights Ownership" has the meaning set forth in Section 5(e) hereof.

                     "Rights Percentage of Other Equity" has the meaning set forth in Section 5(e) hereof.

                     "Senior Securities" shall have the meaning set forth in
Section 3(b).

                     "Series A Junior Participating Preferred Stock" shall refer to the Series A Junior Participating Preferred Stock, $0.01 par value per share, of the Company.

                     "Series B Convertible Preferred Stock" shall refer to the Series B Convertible Preferred Stock, $0.01 par value per share, of the Company.

                     "Series C Convertible Preferred Stock" shall refer to the Series C Convertible Preferred Stock, $0.01 par value per share, of the Company.

                     "Sharing Amount" has the meaning set forth in Section 5(e) hereof.

                     "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power or the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

                     "TOPrS" shall refer to the trust originated preferred securities of the Company.

                     "Trading Day" shall mean a Business Day or, if the Common Stock is listed or admitted to trading on any national securities exchange or NASDAQ market, a day on which such exchange or market is open for the transaction of business.

                     "Upside Distribution" has the meaning set forth in Section 5(e) hereof.

                     "Warrant" shall mean the warrants to purchase shares of Common Stock dated _________, 2001 issued by the Company to Leucadia.

                     "Warrant Ownership" has the meaning set forth in Section 5(e) hereof.

                     "Warrant Percentage of Other Equity" has the meaning set forth in Section 5(e) hereof.


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
                     2. Designation: Number of Shares. The designation of the preferred stock authorized by this resolution shall be "Series B Convertible Preferred Stock" and the number of shares of Series B Convertible Preferred Stock authorized hereby shall be one million shares.

                     3. Rank.

                     (a) The Series B Convertible Preferred Stock shall rank, with respect to the payment of dividends or other amounts and with respect to distribution of assets upon liquidation, dissolution or winding up of the Company, pari passu with the Series C Convertible Preferred Stock.

                     (b) Any class or series of stock of the Company shall be deemed to rank:

         (i) prior to the Convertible Preferred Stock, either as to the payment of dividends or other amounts or as to distribution of assets upon liquidation, dissolution or winding up of the Company, or both, if the holders of such class or series shall be entitled by the terms thereof to the receipt of dividends or other amounts and of amounts distributable upon liquidation, dissolution or winding up of the Company, in preference or priority to the holders of the Convertible Preferred Stock ("Senior Securities");

         (ii) on a parity with the Convertible Preferred Stock, either as to the payment of dividends or other amounts or as to distribution of assets upon liquidation, dissolution or winding up of the Company, or both, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Convertible Preferred Stock, if the holders of the Convertible Preferred Stock and of such class of stock or series shall be entitled by the terms thereof to the receipt of dividends or other amounts or of amounts distributable upon liquidation, dissolution or winding up of the Company, or both, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences (including, but not limited to preferences as to payment of dividends or other amounts distributable upon liquidation), without preference or priority one over the other and such class of stock or series is not a class of Senior Securities ("Parity Securities"); and

         (iii) junior to the Convertible Preferred Stock, either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Company, or both, if such stock or series shall be Common Stock or the Series A Junior Participating Preferred Stock or if the holders of the Convertible Preferred Stock shall be entitled by the terms thereof to receipt of dividends or other amounts, and of amounts distributable upon liquidation, dissolution or winding up of the Company, in preference or priority to the holders of shares of such stock or series (including, but not limited to preferences as to payment of dividends or other amounts distributable upon liquidation) ("Junior Securities").


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
                     4. Dividends.

                     (a) So long as any shares of Series B Convertible Preferred Stock shall be outstanding, and subject to the right of holders of Common Stock to receive the Common Special Distribution, or if applicable, the right of the holders of the Convertible Preferred Stock and Purchaser in respect of the Warrant to receive the Other Equity Special Distribution, the holders of shares of Series B Convertible Preferred Stock shall be entitled to receive during each year with respect to each share of Series B Convertible Preferred Stock, when, as and if declared by the Board out of any funds legally available for the payment of dividends in cash, an amount equal to the greater of (x) the Dividend Rate on the Liquidation Preference hereunder, or (y) all dividends paid in respect of a share of Common Stock (excluding the Common Special Distribution) during such year calculated on the basis of the number of shares of Common Stock into which a share of Series B Preferred Stock may be converted, regardless of whether such stock is then convertible. Dividends in an amount equal to the greater of clauses (x) or (y) in the preceding sentence, shall begin to accrue on a cumulative basis from the Original Issue Date, whether or not there shall be net profits or net assets of the Company legally available for the payment of those dividends and shall continue to accrue on a daily basis thereon until the date such share is converted into Common Stock in accordance with the provisions of this Certificate. As set forth in the definition of Liquidation Preference, unpaid dividends, whether or not declared, shall be added to and become a part of the Liquidation Preference.

                     (b) Notwithstanding the foregoing, during the period commencing on the Original Issue Date and ending on the fifth anniversary of the Original Issue Date, the Company may not declare or pay dividends (except as otherwise provided herein) in respect of the Series B Convertible Preferred Stock, any Parity Securities or any Junior Securities, but dividends in respect of the Series B Convertible Preferred Stock shall continue to accrue in accordance with the provisions of Section 4(a). Thereafter, dividends to the extent declared by the Board of Directors shall be payable quarterly in arrears on the first Business Day of each calendar quarter (a "Dividend Payment Date") to holders of record on the tenth Business Day immediately prior to such Dividend Payment Date.

                     (c) So long as any share of the Series B Convertible Preferred Stock is outstanding, no dividends (other than the Common Special Distribution, or the Rights Offering, or if applicable, the Other Equity Special Distribution due to Purchaser in respect of the Warrant) shall be declared or paid or set apart for payment or other distribution, declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company, directly or indirectly (except by conversion into or exchange for Junior Securities), other than (i) a redemption, purchase or other acquisition of shares of Common Stock (or Common Stock equivalents) made for purposes of an employee incentive or benefit plan of the Company or any subsidiary or to satisfy the Company's obligations pursuant to any contract or security requiring the Company to purchase shares of Common Stock (or Common Stock equivalents), (ii) any distribution in respect of the TOPrS or the 5 1/4% Convertible Subordinated Debentures due 2016 required pursuant to the terms of


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
such securities, (iii) dividends or distribution of shares of Common Stock or rights on Common Stock, (iv) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (v) purchases of shares of Common Stock (or Common Stock equivalents) from officers or employees of the Company or its Subsidiaries upon termination of employment or retirement, or (vi) as a result of a reclassification of the Company's capital stock for another class or series of the Company's capital stock, unless and until in each case (i) all accrued and unpaid dividends for all past dividend periods on the Series B Convertible Preferred Stock and any other Parity Securities shall have been paid and (ii) sufficient funds shall have been paid for the current dividend period with respect to the Series B Convertible Preferred Stock and any such Parity Securities.

                     5. Special Distribution. As soon as practicable after December 31, 2005, but in no event later than May 31, 2006 (or if not then permitted under Delaware law, as soon thereafter as it is legally able to make such distribution), the Board shall determine the Sharing Amount and shall make the distribution provided herein. If the Sharing Amount shall be a number other than zero, Company shall make the required distribution to (a) the holders of shares of Common Stock that were outstanding immediately prior to consummation of the transactions contemplated by the Purchase Agreement, if the Sharing Amount results in an Upside Distribution, or (b) the holders of the Other Equity determined pursuant to the provisions of this Section, if the Sharing Amount results in a Downside Distribution. Any equity securities of Company that may be issued on or after the Closing Date (other than the Convertible Preferred Stock, the Warrant or pursuant to the Rights Offering to the extent provided in the Purchase Agreement) shall not participate in the Upside Distribution or the Downside Distribution.

                     (a) The distribution shall be made by Company, out of funds legally available therefore and shall be in an amount determined in accordance with the applicable formula below:

                     For Upside Distributions, the formula for the distribution
(D) shall be:

                                        D = T [(.5-C) / E]

                     For Downside Distributions, the formula for the distribution (D) shall be:

                                        D = T [(.5 - E)/C]

                     The letters in the foregoing formulas refer to terms defined in this Section 5, as follows:

                          D      =      Amount of the Upside Distribution or
                                        Downside Distribution

                          T      =      Sharing Amount



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
                          C      =      Old S/H Ownership

                          E      =      Other Equity

                     (b) An Upside Distribution or Downside Distribution shall be paid in such form or forms, including capital stock of Company, as the Board shall determine. The valuation of any such securities or property shall be determined by the Board, with the concurrence of a majority of the directors who are the Continuing Directors. The Continuing Directors collectively may retain, at Company's expense, independent advisors to advise them on any determinations required under clauses (b) and (d) of this Section 5. If a majority of the Board and a majority of the Continuing Directors are unable to agree upon such valuation, the matter shall be referred for final determination to an investment banking firm mutually acceptable to the majority of the Board and a majority of the Continuing Directors. Company shall make available to such investment banking firm all such information, books and records as the investment banking firm may determine to be necessary for the purpose of its determination and shall pay the fees and expenses of such firm. No payments are guaranteed to be made under this Section. No interest shall be payable in respect of any distribution pursuant to this Section.

                     (c) Company will maintain such records as may be required for calculation of the Sharing Amount, including a cumulative record of the actual collection of assets in the Portfolio measured against the gross amount recorded for each asset as of June 30, 2000 or, in the case of commitments, actual collections measured against the actual amount funded pursuant to or in connection with the commitment. The gross amount recorded for each asset shall mean the amount recorded before any specific or general reserves in respect of such asset. In the case of loans, a particular loan will be deemed "collected" for purposes of this calculation when the loan is collected, sold or written-off in full; it is not deemed collected at such time as it is extended or modified. In the case of a leased asset, the asset will be deemed "collected" for purposes of this calculation when the leased asset is finally sold or otherwise disposed of. To the extent the investment in any loan or lease is increased or extended pursuant either to a revolving commitment or due to management's judgment that, to protect collection of the loan or recovery of Company's investment in the lease, such increase or extension is in the Company's best interest, the final collection will be compared to the loan or lease as so increased.

                     (d) In determining the "Actual Gain" or "Actual Loss" for purposes of determining the Sharing Amount hereunder, unrealized gains and unrealized losses, if any, on the balance of the Portfolio outstanding at December 31, 2005 shall be estimated by the Board, which estimate shall be approved by a majority of the Continuing Directors. If a majority of the Board and a majority of the Continuing Directors are unable to agree upon any such estimate, the matter shall be referred for final determination of an independent accounting firm (other than the Company's or Leucadia's independent auditors), which is mutually acceptable to a majority of the Board and a majority of the Continuing Directors. The Company shall make available to such independent accounting firm all such information, books and records as the independent accounting firm may determine to be necessary for the purpose of its


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determination and shall pay the fees and expenses of such firm. Any determination made by the Board, or where so required made by the Board with the concurrence of a majority of the Continuing Directors, or made by an independent accounting firm or investment banking firm as herein provided, shall be conclusive and binding and shall not be subject to challenge or dispute absent manifest error.

                     Set forth on Schedule 5 are examples, solely for purposes of illustration, of various calculations of the Sharing Amount and the Upside Distribution or Downside Distribution relating to such Sharing Amounts.

                     (e) For purposes of this Section, the following definitions shall apply:

                     "Actual Loss" shall mean the actual cumulative loss on the Portfolio. Actual cumulative loss on the Portfolio shall include all realized and unrealized gains and losses as set forth in (c) and (d) above. Gains and losses on the Portfolio shall be determined without reference to any specific or general reserves in respect of the relevant assets.

                     "Actual Gain" shall mean the actual cumulative gain on the Portfolio. Actual cumulative gain on the Portfolio shall include all realized and unrealized gains and losses as set forth in (c) and (d) above. Gains and losses on the Portfolio shall be determined without reference to any specific or general reserves in respect of the relevant assets.

                     "After-Tax Loss" shall mean the Actual Loss multiplied by 60%.

                     "After-Tax Gain" shall mean the Actual Gain multiplied by 60%.

                     "Baseline" shall mean $780 million.

                     "Downside Distribution" shall mean the distribution made to the holders of the Convertible Preferred Stock and Leucadia in respect of the Warrant (the "Other Equity"). The allocation of any Downside Distribution shall be calculated by multiplying the amount of the Downside Distribution by the Preferred Percentage of Other Equity, the Warrant Percentage of Other Equity and the Rights Percentage of Other Equity, respectively. Amounts in respect of the Preferred Percentage of Other Equity shall be paid to the holders of record of the Series B Preferred Stock and of the Series C Preferred Stock, if any, purchased by Leucadia as a result of its standby commitment set forth in Section 6.11(a) of the Purchase Agreement, amounts in respect of the Warrant Percentage shall be paid to Leucadia, and amounts in respect of the Rights Percentage shall be paid to holders of record of Series C Preferred Stock purchased in the Rights Offering (which shall exclude shares of Series C Preferred Stock, if any, purchased by Leucadia as a result of its standby commitment set forth in Section 6.11(a) of the Purchase Agreement, but which shall include any shares of Series C Preferred Stock subsequently purchased by Leucadia).

                     "Fully Diluted Equity" shall mean all outstanding shares of Common Stock of Company and all other shares of Common Stock that may be issued by Company upon the exercise, conversion or exchange of all rights, options,


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warrants or other securities convertible into or exchangeable for shares of
Common Stock (including the Convertible Preferred Stock and the Warrant), whether or not such rights, options, warrants or other securities are then vested, convertible or exercisable.

                     "Other Equity Ownership" shall mean the sum of (i) Preferred Ownership, (ii) Warrant Ownership, and (iii) Rights Ownership.

                     "Old S/H Ownership" shall mean the percentage of Fully Diluted Equity represented by the shares of Common Stock of Company outstanding immediately prior to Leucadia's acquisition of securities pursuant to the Purchase Agreement.

                     "Portfolio" shall mean (a) all loans, advances, capital leases or other investments included in the (i) gross "Investment in Financing Transactions," as reflected on the Company's June 30, 2000 consolidated balance sheet (the "June 30 Balance Sheet"), (ii) "Investments," as reflected on the June 30 Balance Sheet, (iii) "Offlease Aircraft," as reflected in the June 30 Balance Sheet and (b) the aggregate amount of all unfunded commitments of the Company existing as of June 30, 2000 as reflected on Schedule 6.14(e) to the Purchase Agreement, but only to the extent that such commitments have been funded by the Company after June 30, 2000.

                     "Preferred Ownership" shall mean the percentage of Fully Diluted Equity of Company owned by Purchaser by virtue of Purchaser's ownership of shares of Convertible Preferred Stock (including any Convertible Preferred Stock owned by Purchaser pursuant to Purchaser's obligations in connection with the Rights Offering) based on the number of shares of Common Stock into which each share of Convertible Preferred Stock may be converted, regardless of whether or not such Convertible Preferred Stock is then convertible.

                     "Preferred Percentage of Other Equity" shall mean the fraction, expressed as a percentage, the numerator of which is the Preferred Ownership and the denominator of which is the Other Equity Ownership.

                     "Rights Ownership" shall mean the percentage of Fully Diluted Equity of Company owned by stockholders (excluding Purchaser in respect of shares of Series C Preferred Stock included in the Preferred Ownership, but including shares of Series C Preferred Stock subsequently purchased by Purchaser) by virtue of their respective ownership of shares of Series C Preferred Stock based on the number of shares of Common Stock into which each share of Series C Preferred Stock may be converted, regardless of whether or not such Series C Preferred Stock is then convertible.

                     "Rights Percentage of Other Equity" shall mean the fraction, expressed as a percentage, the numerator of which is the Rights Ownership and the denominator of which is the Other Equity Ownership.

                     "Sharing Amount" shall mean the Baseline minus the After-Tax Loss or plus the After-Tax Gain. If such amount is negative, it shall be divided by 60%.


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
                     "Upside Distribution" shall mean the distribution to be made to certain holders of Common Stock as contemplated by this Section 5, if the Sharing Amount is a positive number.

                     "Warrant Ownership" shall mean the percentage of Fully Diluted Equity of Company represented by the Warrant based on the number of shares of Common Stock into which the Warrant is exercisable as of the date of determination, regardless of whether or not the Warrant is then exercisable.

                     "Warrant Percentage of Other Equity" shall mean the fraction, expressed as a percentage, the numerator of which is the Warrant Ownership and the denominator of which is the Other Equity Ownership.

                     6. Liquidation Rights of Series B Convertible Preferred Stock.

                     (a) In the event of any liquidation, dissolution or winding up of Company, whether voluntary or involuntary, the holders of Series B Convertible Preferred Stock then outstanding shall be entitled to receive with respect to each share of Series B Convertible Stock out of the assets of the Company available for distribution to its stockholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount (other than the Common Special Distribution or the Other Equity Special Distribution, as applicable, which shall be paid first if such liquidation, dissolution or winding up occurs after December 31, 2005) shall be made in respect of any Junior Securities, an amount equal to the greater of (x) an amount in cash equal to the Liquidation Preference, in respect of any liquidation, dissolution or winding up consummated, or (y) the amount per share that each holder of shares of Common Stock would be entitled to receive (assuming the conversion of all Convertible Preferred Stock) multiplied by the number of shares of Common Stock into which such shares of Series B Convertible Preferred Stock then would be convertible (without giving effect to any restrictions on convertibility).

                     (b) If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof (after payment in full of the Common Special Distribution or the Other Equity Special Distribution, as applicable, if such liquidation, dissolution or winding up occurs after December 31, 2005), shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on all shares of Series C Convertible Preferred Stock and all Parity Securities, if any, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of the Convertible Preferred Stock and all such Parity Securities ratably in accordance with the respective amounts that would be payable on the Convertible Preferred Stock and any such Parity Securities if all amounts payable thereon were paid in full. For the purposes of this Section 6, (i) a consolidation or merger of the Company with one or more corporations, or (ii) a sale or transfer of all or substantially all of the Company's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

                     (c) Subject to the rights of the holders of any Series C Preferred Stock and any Parity Securities, after payment shall have been made in full to the holders of the Series B Convertible Preferred Stock, as provided in this Section 6(c), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Convertible Preferred Stock shall not be entitled to share therein, except to the extent set forth in Section 6(a) hereof.

                     7. Voting Rights. In addition to any voting rights provided by law, the holders of shares of Series B Convertible Preferred Stock shall have the following voting rights:

                     (a) So long as any of the Series B Convertible Preferred Stock is outstanding, each share of Series B Convertible Preferred Stock shall entitle the holder thereof to vote on all matters voted on by the holders of Common Stock, voting together as a single class with the holders of the Common Stock and the Series C Convertible Preferred Stock, and together with the holders of other shares, if any, entitled to vote at all meetings of the stockholders of the Company. With respect to any such vote, each share of Series B Convertible Preferred Stock shall entitle the holder thereof to cast the number of votes equal to two times the number of shares of Common Stock of the Company into which such share of Series B Convertible Preferred Stock may be convertible on the record date for such vote (without regard to any restriction or limitation on convertibility).

                     (b) The affirmative vote of the Required Holders, voting together as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, or pursuant to a written consent of stockholders shall be necessary to:

         (i) authorize, adopt or approve an amendment to the Certificate of Incorporation of the Company which would adversely affect the terms, powers, preferences or rights (including special rights) of the shares of Convertible Preferred Stock or grant waivers thereof, provided that no such modification or amendment may, without the consent of each holder of Convertible Preferred Stock affected thereby, (A) raise the Conversion Price or reduce the Liquidation Preference or dividend, of such Convertible Preferred Stock; or (B) reduce the percentage of outstanding Convertible Preferred Stock necessary to modify or amend the terms thereof or to grant waivers thereof; and

         (ii) issue any Senior Securities or Parity Securities, or issue any securities convertible into or exchangeable for any such securities (other than the issuance of rights to subscribe for shares of Series C Preferred Stock to be issued by the Company pursuant to the Rights Offering and the issuance of shares of Series C Preferred Stock upon the exercise of such rights).

                     (c) The foregoing rights of holders of shares of Convertible Preferred Stock to take any actions as provided in this Section 7 may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof or pursuant to any written consent of stockholders.

                     8. Conversion.

                     (a) Subject to the provisions for adjustment hereinafter set forth, during the period commencing on June 30, 2006 and ending on the close of business on the tenth anniversary of the Original Issuance Date (the "Conversion Period"), each share of Series B Convertible Preferred Stock shall be convertible at any time and from time to time, at the option of the holder thereof, into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock deliverable upon conversion of each share of Series B Convertible Preferred Stock, adjusted as hereinafter provided, shall equal the "Conversion Ratio" which shall be a number (not necessarily a whole number) as of any date equal to the Liquidation Preference, divided by $2.50, subject to adjustment from time to time pursuant to paragraph (e) of this Section 8. No fractional shares shall be issued upon the conversion of any shares of Series B Convertible Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Convertible Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Company shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the Current Market Price of such fraction on the date of conversion.

         (b) (i) A conversion of the Series B Convertible Preferred Stock may be effected by any such holder upon the surrender to the Company at the principal office of the Company of the certificate for such Series B Convertible Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified number of such shares (which may be fractional shares) in accordance with the provisions of this Section 8 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If a holder of Series B Convertible Preferred Stock delivers to the Company a notice of election to convert, the Series B Convertible Preferred Stock to be converted shall cease to accrue dividends but shall continue to be entitled to receive pro rata dividends for the period from the last dividend payment date to the date of delivery of the notice of election to convert in preference to and in priority over any dividends on any Junior Securities. Except as provided above and in Section 8(f), the Company shall make no payment or adjustment for accrued and unpaid dividends on shares of Series B Convertible Preferred Stock, whether or not in arrears, on conversion of such shares or for dividends in cash, if any, on the shares of Common Stock issued upon such conversion.

         (ii) In case the written notice specifying the name or name in which such holder wishes the certificate or certificates for shares of Common Stock to be issued shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such transfer taxes, the Company will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series B Convertible Preferred Stock pursuant hereto. As promptly as practicable, and in any event within five (5) Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Company that such transfer taxes have been paid), the Company shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Series B Convertible Preferred Stock being converted shall be entitled and (ii) if less than the full number of shares of Series B Convertible Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted.

         (iii) In the event of a conversion, such conversion shall be deemed to have been made at the close of business on the date of giving the written notice referred to in the first sentence of
                  (b)(ii) above and of such surrender of the certificate or certificates representing the shares of Series B Convertible Preferred Stock to be converted and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Company that such transfer taxes have been paid), so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

                     (c) The Conversion Ratio shall be subject to adjustment from time to time in certain instances as herein provided.

                     (d) So long as any shares of Series B Convertible Preferred Stock are outstanding, the Company shall at all times reserve, and keep available for issuance upon the conversion of the Series B Convertible Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series B Convertible Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary, to permit the conversion of all outstanding shares of Series B Convertible Preferred Stock.

                     (e) The Conversion Ratio will be subject to adjustment from time to time as follows:

         (i) In case the Company shall at any time or from time to time after the Original Issue Date (A) pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock (other than pursuant to the Common Special Distribution or the Rights Offering), (B) subdivide the outstanding shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Company, then, and in each such case, the Conversion Ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Series B Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Company which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series B Convertible Preferred Stock been surrendered for conversion (without giving effect to any restrictions on convertibility) immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective. No adjustment shall be made pursuant to this clause
                  (i) in connection with any transaction to which paragraph (e) applies.

         (ii) In case the Company shall issue shares of Common Stock (or rights, warrants or other securities convertible into or exchangeable for shares of Common Stock) after the Original Issue Date, other than issuances covered by clause (i) above and other than pursuant to the Common Special Distribution, the Rights Offering, the Warrant or the Other Equity Special Distribution, at a price per share (or having an exercise, conversion or exchange price per share) less than the Conversion Price per share of Common Stock, as of the date of issuance of such shares or of such rights, warrants or other convertible or exchangeable securities, then, and in each such case, the Conversion Price shall be reduced (but not increased) to a price determined by dividing (A) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue multiplied by the then existing Conversion Price, plus (y) the consideration, if any, received by Company upon such issue, by (B) the total number of shares of Common Stock outstanding immediately after such issue or sale (inclusive of any shares of Common Stock issuable upon exercise, conversion or exchange of such securities so issued). The Conversion Ratio shall be adjusted to equal the Liquidation Preference divided by the Conversion Price. For the purpose of determining the consideration received by the Company upon any such issue pursuant to clause
                  (y) above, if the consideration received by the Company is other than cash, its value will be deemed its Fair Market Value, as determined in good faith by the Board.

         (iii) An adjustment made pursuant to clause (ii) above shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. For purposes of clause (ii), the aggregate consideration received by the Company in connection with the issuance of shares of Common Stock or of rights, warrants or other securities exchangeable or convertible into shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price of all such Common Stock and such rights, warrants, or other exchangeable or convertible securities plus the minimum aggregate amount, if any, receivable upon exchange or conversion of any such exchangeable or convertible securities into shares of Common Stock. If an adjustment is made pursuant to clause (ii) above in respect of an issuance of rights, warrants or other securities convertible into or exchangeable for shares of Common Stock, then no further adjustment shall be made pursuant to clause (ii) above in connection with the issuance of shares of Common Stock upon the exercise, conversion or exchange of such rights, warrants or securities so issued in accordance with the terms thereof; provided, however, that if at any time the exercise, conversion or exchange price per share of any rights, warrants or other securities convertible into or exchangeable for shares of Common Stock previously issued by the Company is reduced after the date of the issuance of such rights, warrants or other securities then, and in each such case, a further adjustment shall be made pursuant to clause (ii) above on the next Business Day following the date on which any such reduction is made (which adjustment shall be effective retroactively immediately after the close of business on such date) such that, after giving effect to such adjustment and any previous adjustment made pursuant to clause (ii) above in respect of such rights, warrants or other securities, the adjusted Conversion Ratio and Conversion Price calculated pursuant to such clause (ii) shall reflect the reduced exercise, conversion or exchange price per share for such rights, warrants or other securities.

         (iv) In case the Company shall at any time or from time to time after the Original Issue Date declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Company or any of its Subsidiaries by way of dividend or spinoff), on its Common Stock, other than pursuant to the Common Special Distribution or the Rights Offering or the Other Equity Special Distribution, and other than dividends or distributions of shares of Common Stock which are referred to in clause (i) of this Section 8(e) or made in compliance with Sections 3(b) or (c) hereof, then, and in each such case, the Conversion Ratio shall be adjusted so that the holder of each share of Series B Convertible Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (1) the applicable Conversion Ratio on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by (2) a fraction, the numerator of which shall be the Current Market Price per share of Common Stock at such record date, and the denominator of which shall be such Current Market Price per share of Common Stock less the Fair Market Value of such dividend or distribution per share of Common Stock. No adjustment shall be made pursuant to this clause (iv) in connection with any transaction to which Section 8(f) applies.

         (v) For purposes of this Section 8(e), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Company or any of its wholly-owned subsidiaries.

         (vi) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this Section 8(e) or in the Conversion Ratio then in effect shall be required by reason of the taking of such record.

         (vii) Anything in this Section 8(e) to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Conversion Ratio unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the Conversion Ratio by at least one-tenth of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Ratio by at least one-tenth of one share of Common Stock, such change in Conversion Ratio shall thereupon be given effect.

         (viii)   Unless otherwise provided herein, for the purposes of this
                  Section 8(e), the number of shares of Common Stock outstanding at any time shall include all shares of Common Stock issuable upon the exercise of all options and warrants then outstanding and the conversion of all convertible securities then outstanding other than the Convertible Preferred Stock.

         (ix) If any option or warrant expires or is cancelled without having been exercised, then, for the purposes of the adjustments set forth above, such option or warrant shall have been deemed not to have been issued and the Conversion Ratio shall be adjusted accordingly. No holder of Common Stock which was previously issued upon conversion of Series B Convertible Preferred Stock shall have any obligation to redeem or cancel any such shares of Common Stock as a result of the operation of this clause (ix).

                     (f) In case of any capital reorganization or reclassification of the Common Stock of the Company or in case of any merger or consolidation of the Company with or into another corporation, or in case of any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, or in case of any share tender or share exchange, in any such case pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, each share of

Series B Convertible Preferred Stock then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to consummation of such reorganization, reclassification, merger, consolidation, sale, transfer or tender or share exchange the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such reorganization, reclassification, merger, consolidation, sale, transfer or tender or share exchange by a holder of that number of shares of Common Stock into which one share of Series B Convertible Preferred Stock would have been convertible (without giving effect to any restriction on convertibility) immediately prior to such reorganization, reclassification, merger, consolidation, sale, transfer or tender or share exchange including, on a pro rata basis, the cash, securities or property received by holders of Common Stock in any such transaction. In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 8 shall be deemed to apply, so far as appropriate and nearly as may be, to such other securities or property.

                     (g) In case at any time or from time to time the Company shall pay any stock dividend or make any other non-cash distribution to the holders of its Common Stock, or shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock of the Company or consolidation or merger of the Company with or into another corporation, or any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of said cases, the Company shall give at least 10 days' prior written notice to the registered holders of the Series B Convertible Preferred Stock at the addresses of each as shown on the books of the Company as of the date on which (i) the books of the Company shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of record of Common Stock shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

                     9. Reports as to Adjustments. Upon any adjustment of the Conversion Ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion set forth in Section 8, then, and in each such case, the Company shall promptly deliver to each holder of the Series B Convertible Preferred Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Ratio then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion granted by Section 8, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment. Where appropriate, such notice to holders of the Series B Convertible Preferred Stock may be given in advance.

                     10. Certain Covenants. Required Holders may proceed to protect and enforce the rights of the holders of the Convertible Preferred Stock by any available remedy by proceeding at law or in equity, whether for the specific enforcement of any provision in this Certificate of Designation for the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy. Any protection, enforcement or remedy sought shall apply equally to the Series B Convertible Preferred Stock and to the Series C Convertible Preferred Stock.

                     11. No Reissuance of Preferred Stock. No Series B Convertible Preferred Stock acquired by the Company by reason of purchase, or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Company shall be authorized to issue.

                     12. Notices. All notices to the Company permitted hereunder shall be personally delivered or sent by first class mail, postage prepaid, addressed to its principal office located at 4800 North Scottsdale Road, Scottsdale, Arizona 85251-7623, Attention: General Counsel and Secretary, or to such other address at which its principal office is located and as to which notice thereof is similarly given to the holders of the Series B Convertible Preferred Stock at their addresses appearing on the books of the Company.

                 II. TERMS, PREFERENCES, RIGHTS AND LIMITATIONS

                                       of

                      SERIES C CONVERTIBLE PREFERRED STOCK

                                       of

                              THE FINOVA GROUP INC.

                     The relative rights, preferences, powers, qualifications, limitations and restrictions granted to or imposed upon the Series C Convertible Preferred Stock or the holders thereof are as follows:

                     1. Definitions. For purposes of this Designation, the following definitions shall apply:

                     "Actual Gain" has the meaning set forth in Section 5(e) hereof.

                     "Actual Loss" has the meaning set forth in Section 5(e) hereof.

                     "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                     "After-Tax Gain" has the meaning set forth in Section 5(e) hereof.

                     "After-Tax Loss" has the meaning set forth in Section 5(e) hereof.

                     "Baseline" has the meaning set forth in Section 5(e) hereof.

                     "Board" shall mean the Board of Directors of the Company.

                     "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                     "Common Special Distribution" means the distribution to be made to the certain holders of Common Stock of record on the record date established for the distribution if the Sharing Amount results in an Upside Distribution, as contemplated by Section 5.

                     "Common Stock" shall mean the Common Stock, par value $0.01 per share, of the Company.

                     "Company" shall mean The FINOVA Group Inc., a Delaware corporation.

                     "Continuing Directors" has the meaning ascribed thereto in the Purchase Agreement.

                     "Conversion Period" has the meaning set forth in Section 8(a) hereof.

                     "Conversion Price" shall mean as of any date of measurement, the amount computed by dividing the Liquidation Preference as of such date by the number of shares of Common Stock into which one share of Series C Convertible Preferred Stock is convertible as of such date determined in accordance with Section 8 hereof.

                     "Conversion Ratio" has the meaning set forth in Section 8 hereof.

                     "Convertible Preferred Stock" shall refer to the Series B Convertible Preferred Stock and to the Series C Convertible Preferred Stock of the Company.

                     "Current Market Price," when used with reference to shares of Common Stock or other securities on any date, shall mean the average of the daily market prices for the five consecutive Trading Days before such date. The daily market price for each such Trading Day shall be (i) the last sale price on such day on the principal stock exchange or the NASDAQ National Market on which such Common Stock is then listed or admitted to trading, (ii) if no sale takes place on such day on any such exchange or market, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange or market, (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange or such market, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by NASDAQ or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or
(v) if there is no such firm, as furnished by any member of the National Association of Securities Dealers ("NASD") selected mutually by the Required Holders and Company or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by the Required Holders and one of which shall be selected by Company.

                     "Dividend Payment Date" shall have the meaning set forth in
Section 4 hereof.

                     "Dividend Rate" shall mean 14% per annum, compounded quarterly calculated on a 360 day per year basis, based on the actual number of days elapsed.

                     "Downside Distribution" has the meaning set forth in
Section 5(e) hereof.

                     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such similar Federal statute.

                     "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction, with neither being under any compulsion to buy or sell.

                     "Fully Diluted Equity" has the meaning set forth in Section 5(e) hereof.

                     "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

                     "Junior Securities" shall have the meaning set forth in
Section 3(b).

                     "Leucadia" shall mean Leucadia National Corporation and its successors and Affiliates.

                     "Liquidation Preference" shall mean the sum of (i) $250.00 per share of Series C Convertible Preferred Stock, and (ii) the aggregate of all declared and unpaid dividends and all accrued and unpaid dividends in respect of a share of Series C Convertible Preferred Stock calculated in accordance with
Article 4 hereof.

                     "Old S/H Ownership" has the meaning set forth in Section 5(e) hereof.

                     "Other Equity" has the meaning set forth in Section 5(e) hereof.

                     "Other Equity Ownership" has the meaning set forth in
Section 5(e) hereof.

                     "Other Equity Special Distribution" means the distribution to be made to the holders of the Convertible Preferred Stock of record on the record dated established for the distribution and to the Purchaser with respect to the Warrant if the Sharing Amount results in a Downside Distribution, as contemplated by Section 5.

                     "Original Issue Date" shall mean the date of the original issuance of shares of Series C Convertible Preferred Stock.

                     "Parity Securities" shall have the meaning set forth in
Section 3(b).

                     "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

                     "Portfolio" has the meaning set forth in Section 5(e) hereof.

                     "Preferred Ownership" has the meaning set forth in Section 5(e) hereof.

                     "Preferred Percentage of Other Equity" has the meaning set forth in Section 5(e) hereof.

                     "Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of December 20, 2000, by and among the Company and Purchaser named therein, as it may be amended from time to time, a copy of which is on file at the principal office of the Company.

                     "Purchaser" shall mean Leucadia National Corporation.

                     "Purchaser Designees" has the meaning ascribed thereto in the Purchase Agreement.

                     "Required Holders" shall mean the holders of at least of a majority of the outstanding shares of Convertible Preferred Stock, determined as if both the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock constituted only one series of preferred stock.

                     "Rights Offering" shall have the meaning ascribed thereto in the Purchase Agreement.

                     "Rights Ownership" has the meaning set forth in Section 5(e) hereof.

                     "Rights Percentage of Other Equity" has the meaning set forth in Section 5(e) hereof.

                     "Senior Securities" shall have the meaning set forth in
Section 3(b).

                     "Series A Junior Participating Preferred Stock" shall refer to the Series A Junior Participating Preferred Stock, $0.01 par value per share, of the Company.

                     "Series B Convertible Preferred Stock" shall refer to the Series B Convertible Preferred Stock, $0.01 par value per share, of the Company.

                     "Series C Convertible Preferred Stock" shall refer to the Series C Convertible Preferred Stock, $0.01 par value per share, of the Company.

                     "Sharing Amount" has the meaning set forth in Section 5(e) hereof.

                     "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power or the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

                     "TOPrS" shall refer to the trust originated preferred securities of the Company.

                     "Trading Day" shall mean a Business Day or, if the Common Stock is listed or admitted to trading on any national securities exchange or NASDAQ market, a day on which such exchange or market is open for the transaction of business.

                     "Upside Distribution" has the meaning set forth in Section 5(e) hereof.

                     "Warrant" shall mean the warrants to purchase shares of Common Stock dated _________, 2001 issued by the Company to Leucadia.

                     "Warrant Ownership" has the meaning set forth in Section 5(e) hereof.

                     "Warrant Percentage of Other Equity" has the meaning set forth in Section 5(e) hereof.

                     2. Designation: Number of Shares. The designation of the preferred stock authorized by this resolution shall be "Series C Convertible Preferred Stock" and the number of shares of Series C Convertible Preferred Stock authorized hereby shall be 600,000 shares.

                     3. Rank.

                     (a) The Series C Convertible Preferred Stock shall rank, with respect to the payment of dividends or other amounts and with respect to distribution of assets upon liquidation, dissolution or winding up of the Company, pari passu with the Series B Convertible Preferred Stock.

                     (b) Any class or series of stock of the Company shall be deemed to rank:

         (i) prior to the Convertible Preferred Stock, either as to the payment of dividends or other amounts or as to distribution of assets upon liquidation, dissolution or winding up of the Company, or both, if the holders of such class or series shall be entitled by the terms thereof to the receipt of dividends or other amounts and of amounts distributable upon liquidation, dissolution or winding up of the Company, in preference or priority to the holders of the Convertible Preferred Stock ("Senior Securities");

         (ii) on a parity with the Convertible Preferred Stock, either as to the payment of dividends or other amounts or as to distribution of assets upon liquidation, dissolution or winding up of the Company, or both, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Convertible Preferred Stock, if the holders of the Convertible Preferred Stock and of such class of stock or series shall be entitled by the terms thereof to the receipt of dividends or other amounts or of amounts distributable upon liquidation, dissolution or winding up of the Company, or both, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences (including, but not limited to preferences as to payment of dividends or other amounts distributable upon liquidation), without preference or priority one over the other and such class of stock or series is not a class of Senior Securities ("Parity Securities"); and

         (iii) junior to the Convertible Preferred Stock, either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Company, or both, if such stock or series shall be Common Stock or the Series A Junior Participating Preferred Stock or if the holders of the Convertible Preferred Stock shall be entitled by the terms thereof to receipt of dividends or other amounts, and of amounts distributable upon liquidation, dissolution or winding up of the Company, in preference or priority to the holders of shares of such stock or series (including, but not limited to preferences as to payment of dividends or other amounts distributable upon liquidation) ("Junior Securities").

                     4. Dividends.

                     (a) So long as any shares of Series C Convertible Preferred Stock shall be outstanding, and subject to the right of holders of Common Stock to receive the Common Special Distribution, or if applicable, the right of the holders of the Convertible Preferred Stock and Purchaser in respect of the Warrant to receive the Other Equity Special Distribution, the holders of shares of Series C Convertible Preferred Stock shall be entitled to receive during each year with respect to each share of Series C Convertible Preferred Stock, when, as and if declared by the Board out of any funds legally available for the payment of dividends in cash, an amount equal to the greater of (x) the Dividend Rate on the Liquidation Preference hereunder, or (y) all dividends paid in respect of a share of Common Stock (excluding the Common Special Distribution) during such year calculated on the basis of the number of shares of Common Stock into which a share of Series C Preferred Stock may be converted, regardless of whether such stock is then convertible. Dividends in an amount equal to the greater of clauses (x) or (y) in the preceding sentence, shall begin to accrue on a cumulative basis from the Original Issue Date, whether or not there shall be net profits or net assets of the Company legally available for the payment of those dividends and shall continue to accrue on a daily basis thereon until the date such share is converted into Common Stock in accordance with the provisions of this Certificate. As set forth in the definition of Liquidation Preference, unpaid dividends, whether or not declared, shall be added to and become a part of the Liquidation Preference.

                     (b) Notwithstanding the foregoing, during the period commencing on the Original Issue Date and ending on the fifth anniversary of the Original Issue Date, the Company may not declare or pay dividends (except as otherwise provided herein) in respect of the Series C Convertible Preferred Stock, any Parity Securities or any Junior Securities, but dividends in respect of the Series C Convertible Preferred Stock shall continue to accrue in accordance with the provisions of Section 4(a). Thereafter, dividends to the extent declared by the Board of Directors shall be payable quarterly in arrears on the first Business Day of each calendar quarter (a "Dividend Payment Date") to holders of record on the tenth Business Day immediately prior to such Dividend Payment Date.

                     (c) So long as any share of the Series C Convertible Preferred Stock is outstanding, no dividends (other than the Common Special Distribution, or the Rights Offering, or if applicable, the Other Equity Special Distribution due to Purchaser in respect of the Warrant) shall be declared or paid or set apart for payment or other distribution, declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company, directly or indirectly (except by conversion into or exchange for Junior Securities), other than (i) a redemption, purchase or other acquisition of shares of Common Stock (or Common Stock equivalents) made for purposes of an employee incentive or benefit plan of the Company or any subsidiary or to satisfy the Company's obligations pursuant to any contract or security requiring the Company to purchase shares of Common Stock (or Common Stock equivalents), (ii) any distribution in respect of the TOPrS or the 5 1/4% Convertible Subordinated Debentures due 2016 required pursuant to the terms of such securities, (iii) dividends or distribution of shares of Common Stock or rights on Common Stock, (iv) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (v) purchases of shares of Common Stock (or Common Stock equivalents) from officers or employees of the Company or its Subsidiaries upon termination of employment or retirement, or (vi) as a result of a reclassification of the Company's capital stock for another class or series of the Company's capital stock, unless and until in each case (i) all accrued and unpaid dividends for all past dividend periods on the Series C Convertible Preferred Stock and any other Parity Securities shall have been paid and (ii) sufficient funds shall have been paid for the current dividend period with respect to the Series C Convertible Preferred Stock and any such Parity Securities.

                     5. Special Distribution. As soon as practicable after December 31, 2005, but in no event later than May 31, 2006 (or if not then permitted under Delaware law, as soon thereafter as it is legally able to make such distribution), the Board shall determine the Sharing Amount and shall make the distribution provided herein. If the Sharing Amount shall be a number other than zero, Company shall make the required distribution to (a) the holders of shares of Common Stock that were outstanding immediately prior to consummation of the transactions contemplated by the Purchase Agreement, if the Sharing Amount results in an Upside Distribution, or (b) the holders of the Other Equity determined pursuant to the provisions of this Section, if the Sharing Amount results in a Downside Distribution. Any equity securities of Company that may be issued on or after the Closing Date (other than the Convertible Preferred Stock, the Warrant or pursuant to the Rights Offering to the extent provided in the Purchase Agreement) shall not participate in the Upside Distribution or the Downside Distribution.

                     (a) The distribution shall be made by Company, out of funds legally available therefore and shall be in an amount determined in accordance with the applicable formula below:

                     For Upside Distributions, the formula for the distribution
(D) shall be:

                                        D = T [(.5-C) / E]

                     For Downside Distributions, the formula for the distribution (D) shall be:

                                        D = T [(.5 - E)/C]

                     The letters in the foregoing formulas refer to terms defined in this Section 5, as follows:

                          D      =      Amount of the Upside Distribution or
                                        Downside Distribution

                          T      =      Sharing Amount

                          C      =      Old S/H Ownership

                          E      =      Other Equity

                     (b) An Upside Distribution or Downside Distribution shall be paid in such form or forms, including capital stock of Company, as the Board shall determine. The valuation of any such securities or property shall be determined by the Board, with the concurrence of a majority of the directors who are Continuing Directors. The Continuing Directors collectively may retain, at Company's expense, independent advisors to advise them on any determinations required under clauses (b) and (d) of this Section 5. If a majority of the Board and a majority of the Continuing Directors are unable to agree upon such valuation, the matter shall be referred for final determination to an investment banking firm mutually acceptable to the majority of the Board and a majority of the Continuing Directors. Company shall make available to such investment banking firm all such information, books and records as the investment banking firm may determine to be necessary for the purpose of its determination and shall pay the fees and expenses of such firm. No payments are guaranteed to be made under this Section. No interest shall be payable in respect of any distribution pursuant to this Section.

                     (c) Company will maintain such records as may be required for calculation of the Sharing Amount, including a cumulative record of the actual collection of assets in the Portfolio measured against the gross amount recorded for each asset as of June 30, 2000 or, in the case of commitments, actual collections measured against the actual amount funded pursuant to or in connection with the commitment. The gross amount recorded for each asset shall mean the amount recorded before any specific or general reserves in respect of such asset. In the case of loans, a particular loan will be deemed "collected" for purposes of this calculation when the loan is collected, sold or written-off in full; it is not deemed collected at such time as it is extended or modified. In the case of a leased asset, the asset will be deemed "collected" for purposes of this calculation when the leased asset is finally sold or otherwise disposed of. To the extent the investment in any loan or lease is increased or extended pursuant either to a revolving commitment or due to management's judgment that, to protect collection of the loan or recovery of Company's investment in the lease, such increase or extension is in the Company's best interest, the final collection will be compared to the loan or lease as so increased.

                     (d) In determining the "Actual Gain" or "Actual Loss" for purposes of determining the Sharing Amount hereunder, unrealized gains and unrealized losses, if any, on the balance of the Portfolio outstanding at December 31, 2005 shall be estimated by the Board, which estimate shall be approved by a majority of the Continuing Directors. If a majority of the Board and a majority of the Continuing Directors are unable to agree upon any such estimate, the matter shall be referred for final determination of an independent accounting firm, (other than the Company's or Leucadia's independent auditors), which is mutually acceptable to a majority of the Board and a majority of the Continuing Directors. The Company shall make available to such independent accounting firm all such information, books and records as the independent accounting firm may determine to be necessary for the purpose of its determination and shall pay the fees and expenses of such firm. Any determination made by the Board, or where so required made by the Board with the concurrence of a majority of the Continuing Directors, or made by an independent accounting firm or investment banking firm as herein provided, shall be conclusive and binding and shall not be subject to challenge or dispute absent manifest error.

                     Set forth on Schedule 5 are examples, solely for purposes of illustration, of various calculations of the Sharing Amount and the Upside Distribution or Downside Distribution relating to such Sharing Amounts.

                     (e) For purposes of this Section, the following definitions shall apply:

                     "Actual Loss" shall mean the actual cumulative loss on the Portfolio. Actual cumulative loss on the Portfolio shall include all realized and unrealized gains and losses as set forth in (c) and (d) above. Gains and losses on the Portfolio shall be determined without reference to any specific or general reserves in respect of the relevant assets.

                     "Actual Gain" shall mean the actual cumulative gain on the Portfolio. Actual cumulative gain on the Portfolio shall include all realized and unrealized gains and losses as set forth in (c) and (d) above. Gains and losses on the Portfolio shall be determined without reference to any specific or general reserves in respect of the relevant assets.

                     "After-Tax Loss" shall mean the Actual Loss multiplied by 60%.

                     "After-Tax Gain" shall mean the Actual Gain multiplied by 60%.

                     "Baseline" shall mean $780 million.

                     "Downside Distribution" shall mean the distribution made to the holders of the Convertible Preferred Stock and Leucadia in respect of the Warrant (the "Other Equity"). The allocation of any Downside Distribution shall be calculated by multiplying the amount of the Downside Distribution by the Preferred Percentage of Other Equity, the Warrant Percentage of Other Equity and the Rights Percentage of Other Equity, respectively. Amounts in respect of the Preferred Percentage of Other Equity shall be paid to the holders of record of the Series B Preferred Stock and of the Series C Preferred Stock, if any, purchased by Leucadia as a result of its standby commitment set forth in Section 6.11(a) of the Purchase Agreement, amounts in respect of the Warrant Percentage shall be paid to Leucadia, and amounts in respect of the Rights Percentage shall be paid to holders of record of Series C Preferred Stock purchased in the Rights Offering (which shall exclude shares of Series C Preferred Stock, if any, purchased by Leucadia as a result of its standby commitment set forth in Section 6.11(a) of the Purchase Agreement, but which shall include any shares of Series C Preferred Stock subsequently purchased by Leucadia).

                     "Fully Diluted Equity" shall mean all outstanding shares of Common Stock of Company and all other shares of Common Stock that may be issued by Company upon the exercise, conversion or exchange of all rights, options, warrants or other securities convertible into or exchangeable for shares of Common Stock (including the Convertible Preferred Stock and the Warrant), whether or not such rights, options, warrants or other securities are then vested, convertible or exercisable.

                     "Other Equity Ownership" shall mean the sum of (i) Preferred Ownership, (ii) Warrant Ownership, and (iii) Rights Ownership.

                     "Old S/H Ownership" shall mean the percentage of Fully Diluted Equity represented by the shares of Common Stock of Company outstanding immediately prior to Leucadia's acquisition of securities pursuant to the Purchase Agreement.

                     "Portfolio" shall mean (a) all loans, advances, capital leases or other investments included in the (i) gross "Investment in Financing Transactions," as reflected on the Company's June 30, 2000 consolidated balance sheet (the "June 30 Balance Sheet"), (ii) "Investments," as reflected on the June 30 Balance Sheet, (iii) "Offlease Aircraft," as reflected in the June 30 Balance Sheet and (b) the aggregate amount of all unfunded commitments of the Company existing as of June 30, 2000 as reflected on Schedule 6.14(e) to the Purchase Agreement, but only to the extent that such commitments have been funded by the Company after June 30, 2000.

                     "Preferred Ownership" shall mean the percentage of Fully Diluted Equity of Company owned by Purchaser by virtue of Purchaser's ownership of shares of Convertible Preferred Stock (including any Convertible Preferred Stock owned by Purchaser pursuant to Purchaser's obligations in connection with the Rights Offering) based on the number of shares of Common Stock into which each share of Convertible Preferred Stock may be converted, regardless of whether or not such Convertible Preferred Stock is then convertible.

                     "Preferred Percentage of Other Equity" shall mean the fraction, expressed as a percentage, the numerator of which is the Preferred Ownership and the denominator of which is the Other Equity Ownership.

                     "Rights Ownership" shall mean the percentage of Fully Diluted Equity of Company owned by stockholders (excluding Purchaser in respect of shares of Series C Preferred Stock included in the Preferred Ownership, but including shares of Series C Preferred Stock subsequently purchased by Purchaser) by virtue of their respective ownership of shares of Series C Preferred Stock based on the number of shares of Common Stock into which each share of Series C Preferred Stock may be converted, regardless of whether or not such Series C Preferred Stock is then convertible.

                     "Rights Percentage of Other Equity" shall mean the fraction, expressed as a percentage, the numerator of which is the Rights Ownership and the denominator of which is the Other Equity Ownership.

                     "Sharing Amount" shall mean the Baseline minus the After-Tax Loss or plus the After-Tax Gain. If such amount is negative, it shall be divided by 60%.

                     "Upside Distribution" shall mean the distribution to be made to certain holders of Common Stock as contemplated by this Section 5 if the Sharing Amount is a positive number.

                     "Warrant Ownership" shall mean the percentage of Fully Diluted Equity of Company represented by the Warrant based on the number of shares of Common Stock into which the Warrant is exercisable as of the date of determination, regardless of whether or not the Warrant is then exercisable.

                     "Warrant Percentage of Other Equity" shall mean the fraction, expressed as a percentage, the numerator of which is the Warrant Ownership and the denominator of which is the Other Equity Ownership.

                     6. Liquidation Rights of Series C Convertible Preferred Stock.

                     (a) In the event of any liquidation, dissolution or winding up of Company, whether voluntary or involuntary, the holders of Series C Convertible Preferred Stock then outstanding shall be entitled to receive with respect to each share of Series C Convertible Stock out of the assets of the Company available for distribution to its stockholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount (other than the Common Special Distribution or the Other Equity Special Distribution, as applicable, which shall be paid first if such liquidation, dissolution or winding up occurs after December 31, 2005) shall be made in respect of any Junior Securities, an amount equal to the greater of (x) an amount in cash equal to the Liquidation Preference, in respect of any liquidation, dissolution or winding up consummated, or (y) the amount per share that each holder of shares of Common Stock would be entitled to receive (assuming the conversion of all Convertible Preferred Stock) multiplied by the number of shares of Common Stock into which such shares of Series C Convertible Preferred Stock then would be convertible (without giving effect to any restrictions on convertibility).

                     (b) If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof (after payment in full of the Common Special Distribution or the Other Equity Special Distribution, as applicable, if such liquidation, dissolution or winding up occurs after December 31, 2005), shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on all shares of Series B Convertible Preferred Stock and all Parity Securities, if any, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of the Convertible Preferred Stock and all such Parity Securities ratably in accordance with the respective amounts that would be payable on the Convertible Preferred Stock and any such Parity Securities if all amounts payable thereon were paid in full. For the purposes of this Section 6, (i) a consolidation or merger of the Company with one or more corporations, or (ii) a sale or transfer of all or substantially all of the Company's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

                     (c) Subject to the rights of the holders of any Series B Preferred Stock and any Parity Securities, after payment shall have been made in full to the holders of the Series C Convertible Preferred Stock, as provided in this Section 6(c), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series C Convertible Preferred Stock shall not be entitled to share therein, except to the extent set forth in Section 6(a) hereof.

                     7. Voting Rights. In addition to any voting rights provided by law, the holders of shares of Series C Convertible Preferred Stock shall have the following voting rights:

                     (a) So long as any of the Series C Convertible Preferred Stock is outstanding, each share of Series C Convertible Preferred Stock shall entitle the holder thereof to vote on all matters voted on by the holders of Common Stock, voting together as a single class with the holders of the Common Stock and the Series B Convertible Preferred Stock, and together with the holders of other shares, if any, entitled to vote at all meetings of the stockholders of the Company. With respect to any such vote, each share of Series C Convertible Preferred Stock shall entitle the holder thereof to cast the number of votes equal to two times the number of shares of Common Stock of the Company into which such share of Series C Convertible Preferred Stock may be convertible on the record date for such vote (without regard to any restriction or limitation on convertibility).

                     (b) The affirmative vote of the Required Holders, voting together as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, or pursuant to a written consent of stockholders shall be necessary to:

         (i) authorize, adopt or approve an amendment to the Certificate of Incorporation of the Company which would adversely affect the terms, powers, preferences or rights (including special rights) of the shares of Convertible Preferred Stock or grant waivers thereof, provided that no such modification or amendment may, without the consent of each holder of Convertible Preferred Stock affected thereby, (A) raise the Conversion Price or reduce the Liquidation Preference or dividend, of such Convertible Preferred Stock; or (B) reduce the percentage of outstanding Convertible Preferred Stock necessary to modify or amend the terms thereof or to grant waivers thereof; and

         (ii) issue any Senior Securities or Parity Securities, or issue any securities convertible into or exchangeable for any such securities (other than the issuance of rights to subscribe for shares of Series C Preferred Stock to be issued by the Company pursuant to the Rights Offering and the issuance of shares of Series C Preferred Stock upon the exercise of such rights).

                     (c) The foregoing rights of holders of shares of Convertible Preferred Stock to take any actions as provided in this Section 7 may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof or pursuant to any written consent of stockholders.

                     8. Conversion.

                     (a) Subject to the provisions for adjustment hereinafter set forth, during the period commencing on June 30, 2006 and ending on the close of business on the tenth anniversary of the Original Issuance Date (the "Conversion Period"), each share of Series C Convertible Preferred Stock shall be convertible at any time and from time to time, at the option of the holder thereof, into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock deliverable upon conversion of each share of Series C Convertible Preferred Stock, adjusted as hereinafter provided, shall equal the "Conversion Ratio" which shall be a number (not necessarily a whole number) as of any date equal to the Liquidation Preference, divided by $2.50, subject to adjustment from time to time pursuant to paragraph (e) of this Section 8. No fractional shares shall be issued upon the conversion of any shares of Series C Convertible Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series C Convertible Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Company shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the Current Market Price of such fraction on the date of conversion.

         (b) (i) A conversion of the Series C Convertible Preferred Stock may be effected by any such holder upon the surrender to the Company at the principal office of the Company of the certificate for such Series C Convertible Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified number of such shares (which may be fractional shares) in accordance with the provisions of this Section 8 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If a holder of Series C Convertible Preferred Stock delivers to the Company a notice of election to convert, the Series C Convertible Preferred Stock to be converted shall cease to accrue dividends but shall continue to be entitled to receive pro rata dividends for the period from the last dividend payment date to the date of delivery of the notice of election to convert in preference to and in priority over any dividends on any Junior Securities. Except as provided above and in Section 8(f), the Company shall make no payment or adjustment for accrued and unpaid dividends on shares of Series C Convertible Preferred Stock, whether or not in arrears, on conversion of such shares or for dividends in cash, if any, on the shares of Common Stock issued upon such conversion.

         (ii) In case the written notice specifying the name or name in which such holder wishes the certificate or certificates for shares of Common Stock to be issued shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such transfer taxes, the Company will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series C Convertible Preferred Stock pursuant hereto. As promptly as practicable, and in any event within five (5) Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Company that such transfer taxes have been paid), the Company shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Series C Convertible Preferred Stock being converted shall be entitled and (ii) if less than the full number of shares of Series C Convertible Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted.

         (iii) In the event of a conversion, such conversion shall be deemed to have been made at the close of business on the date of giving the written notice referred to in the first sentence of
                  (b)(ii) above and of such surrender of the certificate or certificates representing the shares of Series C Convertible Preferred Stock to be converted and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Company that such transfer taxes have been paid), so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

                     (c) The Conversion Ratio shall be subject to adjustment from time to time in certain instances as herein provided.

                     (d) So long as any shares of Series C Convertible Preferred Stock are outstanding, the Company shall at all times reserve, and keep available for issuance upon the conversion of the Series C Convertible Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series C Convertible Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary, to permit the conversion of all outstanding shares of Series C Convertible Preferred Stock.

                     (e) The Conversion Ratio will be subject to adjustment from time to time as follows:


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
         (i) In case the Company shall at any time or from time to time after the Original Issue Date (A) pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock (other than pursuant to the Common Special Distribution or the Rights Offering), (B) subdivide the outstanding shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Company, then, and in each such case, the Conversion Ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Series C Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Company which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series C Convertible Preferred Stock been surrendered for conversion (without giving effect to any restrictions on convertibility) immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective. No adjustment shall be made pursuant to this clause
                  (i) in connection with any transaction to which paragraph (e) applies.

         (ii) In case the Company shall issue shares of Common Stock (or rights, warrants or other securities convertible into or exchangeable for shares of Common Stock) after the Original Issue Date, other than issuances covered by clause (i) above and other than pursuant to the Common Special Distribution, the Rights Offering, the Warrant or the Other Equity Special Distribution, at a price per share (or having an exercise, conversion or exchange price per share) less than the Conversion Price per share of Common Stock, as of the date of issuance of such shares or of such rights, warrants or other convertible or exchangeable securities, then, and in each such case, the Conversion Price shall be reduced (but not increased) to a price determined by dividing (A) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue multiplied by the then existing Conversion Price, plus (y) the consideration, if any, received by Company upon such issue, by (B) the total number of shares of Common Stock outstanding immediately after such issue or sale (inclusive of any shares of Common Stock issuable upon exercise, conversion or exchange of such securities so issued). The Conversion Ratio shall be adjusted to equal the Liquidation Preference divided by the Conversion Price. For the purpose of determining the consideration received by the Company upon any such issue pursuant to clause
                  (y) above, if the consideration received by the Company is other than cash, its value will be deemed its Fair Market Value, as determined in good faith by the Board.

         (iii) An adjustment made pursuant to clause (ii) above shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. For purposes of clause (ii), the aggregate consideration received by the Company in connection with the issuance of shares of Common Stock or of rights, warrants or other securities exchangeable or convertible into shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price of all such Common Stock and such rights, warrants, or other exchangeable or convertible securities plus the minimum aggregate amount, if any, receivable upon exchange or conversion of any such exchangeable or convertible securities into shares of Common Stock. If an adjustment is made pursuant to clause (ii) above in respect of an issuance of rights, warrants or other securities convertible into or exchangeable for shares of Common Stock, then no further adjustment shall be made pursuant to clause (ii) above in connection with the issuance of shares of Common Stock upon the exercise, conversion or exchange of such rights, warrants or securities so issued in accordance with the terms thereof; provided, however, that if at any time the exercise, conversion or exchange price per share of any rights, warrants or other securities convertible into or exchangeable for shares of Common Stock previously issued by the Company is reduced after the date of the issuance of such rights, warrants or other securities then, and in each such case, a further adjustment shall be made pursuant to clause (ii) above on the next Business Day following the date on which any such reduction is made (which adjustment shall be effective retroactively immediately after the close of business on such date) such that, after giving effect to such adjustment and any previous adjustment made pursuant to clause (ii) above in respect of such rights, warrants or other securities, the adjusted Conversion Ratio and Conversion Price calculated pursuant to such clause (ii) shall reflect the reduced exercise, conversion or exchange price per share for such rights, warrants or other securities.

         (iv) In case the Company shall at any time or from time to time after the Original Issue Date declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Company or any of its Subsidiaries by way of dividend or spinoff), on its Common Stock, other than pursuant to the Common Special Distribution or the Rights Offering or the Other Equity Special Distribution, and other than dividends or distributions of shares of Common Stock which are referred to in clause (i) of this Section 8(e) or made in compliance with Sections 3(b) or (c) hereof, then, and in each such case, the Conversion Ratio shall be adjusted so that the holder of each share of Series C Convertible Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (1) the applicable Conversion Ratio on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by (2) a fraction, the numerator of which shall be the Current Market Price per share of Common Stock at such record date, and the denominator of which shall be such Current Market Price per share of Common Stock less the Fair Market Value of such dividend or distribution per share of Common Stock. No adjustment shall be made pursuant to this clause (iv) in connection with any transaction to which Section 8 (f) applies.

         (v) For purposes of this Section 8(e), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Company or any of its wholly-owned subsidiaries.

         (vi) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this Section 8(e) or in the Conversion Ratio then in effect shall be required by reason of the taking of such record.

         (vii) Anything in this Section 8(e) to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Conversion Ratio unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the Conversion Ratio by at least one-tenth of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Ratio by at least one-tenth of one share of Common Stock, such change in Conversion Ratio shall thereupon be given effect.

         (viii)   Unless otherwise provided herein, for the purposes of this
                  Section 8(e), the number of shares of Common Stock outstanding at any time shall include all shares of Common Stock issuable upon the exercise of all options and warrants then outstanding and the conversion of all convertible securities then outstanding other than the Convertible Preferred Stock.

         (ix) If any option or warrant expires or is cancelled without having been exercised, then, for the purposes of the adjustments set forth above, such option or warrant shall have been deemed not to have been issued and the Conversion Ratio shall be adjusted accordingly. No holder of Common Stock which was previously issued upon conversion of Series C Convertible Preferred Stock shall have any obligation to redeem or cancel any such shares of Common Stock as a result of the operation of this clause (ix).

                     (f) In case of any capital reorganization or reclassification of the Common Stock of the Company or in case of any merger or consolidation of the Company with or into another corporation, or in case of any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, or in case of any share tender or share exchange, in any such case pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, each share of

Series C Convertible Preferred Stock then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to consummation of such reorganization, reclassification, merger, consolidation, sale, transfer or tender or share exchange the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such reorganization, reclassification, merger, consolidation, sale, transfer or tender or share exchange by a holder of that number of shares of Common Stock into which one share of Series C Convertible Preferred Stock would have been convertible (without giving effect to any restriction on convertibility) immediately prior to such reorganization, reclassification, merger, consolidation, sale, transfer or tender or share exchange including, on a pro rata basis, the cash, securities or property received by holders of Common Stock in any such transaction. In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 8 shall be deemed to apply, so far as appropriate and nearly as may be, to such other securities or property.

                     (g) In case at any time or from time to time the Company shall pay any stock dividend or make any other non-cash distribution to the holders of its Common Stock, or shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock of the Company or consolidation or merger of the Company with or into another corporation, or any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of said cases, the Company shall give at least 10 days' prior written notice to the registered holders of the Series C Convertible Preferred Stock at the addresses of each as shown on the books of the Company as of the date on which (i) the books of the Company shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of record of Common Stock shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

                     9. Reports as to Adjustments. Upon any adjustment of the Conversion Ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion set forth in Section 8, then, and in each such case, the Company shall promptly deliver to each holder of the Series C Convertible Preferred Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Ratio then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion granted by Section 8, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment. Where appropriate, such notice to holders of the Series C Convertible Preferred Stock may be given in advance.

                     10. Certain Covenants. Required Holders may proceed to protect and enforce the rights of the holders of the Convertible Preferred Stock by any available remedy by proceeding at law or in equity, whether for the specific enforcement of any provision in this Certificate of Designation for the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy. Any protection, enforcement or remedy sought shall apply equally to the Series B Convertible Preferred Stock and to the Series C Convertible Preferred Stock.

                     11. No Reissuance of Preferred Stock. No Series C Convertible Preferred Stock acquired by the Company by reason of purchase, or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Company shall be authorized to issue.

                     12. Notices. All notices to the Company permitted hereunder shall be personally delivered or sent by first class mail, postage prepaid, addressed to its principal office located at 4800 North Scottsdale Road, Scottsdale, Arizona 85251-7623, Attention: General Counsel and Secretary, or to such other address at which its principal office is located and as to which notice thereof is similarly given to the holders of the Series C Convertible Preferred Stock at their addresses appearing on the books of the Company.

                     IN WITNESS WHEREOF, THE FINOVA GROUP INC. has caused this Certificate to be signed by its President and Secretary, respectively, on this ____ day of ________, 2001.




                                    ---------------------------------------
                                    President



                                    ---------------------------------------
                                    Secretary












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